UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2016

Servotronics, Inc.

(Exact name of registrant as specified in its charter.)

Commission File Number: 001-07109

Delaware	16-0837866
(State or other jurisdiction	(IRS Employe
of incorporation)	Identification No.)

1110 Maple Street

Elma, New York 14059-0300

(Address of principal executive offices, including zip code)

(716) 655-5990

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders held on June 10, 2016, the shareholders of Servotronics, Inc. (the “Company”) (i) elected the six director nominees; (ii) ratified the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2016 fiscal year and (iii) approved, on an advisory basis, the compensation of the Company’s Named Executive Officers.

The results of the voting for the six director nominees were as follows:

Name	For	Withhold Authority	Broker Non-Votes
Mr. Edward C. Cosgrove	1,190,426.95	331,420.11	718,184
Mr. Lucion P. Gygax	1,353,743.95	168,103.11	718,184
Mr. Donald W. Hedges	1,351,224.95	170,622.11	718,184
Mr. Rigel D. Pirrone	1,351,692.06	170,155.00	718,184
Mr. Kenneth D. Trbovich	1,185,361.06	336,486.00	718,184
Dr. Nicholas D. Trbovich	1,185,361.06	336,486.00	718,184

The results of the voting for the ratification of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2016 fiscal year were as follows:

For	Against	Abstentions
2,190,795.59	45,205.00	10,746.14

The results of the advisory vote on executive compensation were as follows:

For	Against	Abstentions	Broker Non-Votes
1,172,428.67	335,368.38	20,480.72	613,994

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2016

Servotronics, Inc.

By:	/s/ Cari L. Jaroslawsky, Chief Financial Officer
Cari L. Jaroslawsky Chief Financial Officer